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                                                                    EXHIBIT 4(j)

                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of July 16, 2003

                                       by

                             CMS Energy Corporation

                                       and

                         Citigroup Global Markets Inc.,
                      Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                                      and
                          Deutsche Bank Securities Inc.

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         This Registration Rights Agreement (this "Agreement") is made and entered into this 16th day of July, 2003 among CMS Energy Corporation, a Michigan corporation (the "Company"), and Citigroup Global Markets Inc., as representative (the "Representative") of the Initial Purchasers (the "Initial Purchasers") listed on Schedule I to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement dated July 9, 2003, among the Company and the Representative on behalf of the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $150,000,000 principal amount of the Company's 3.375% Convertible Senior Notes due 2023 (the "Firm Notes") and the granting by the Company to the Initial Purchasers of the option to purchase $50,000,000 additional principal amount of such Convertible Senior Notes (the "Option Notes" and, together with the Firm Notes, the "Notes"). The Notes are convertible into shares of common stock, par value $0.01 per share, of the Company at the initial conversion price set forth in the Offering Memorandum dated July 10, 2003, subject to adjustment in accordance with the Indenture (as defined below). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Additional Amounts" shall have the meaning set forth in
Section 2(c)(i) hereof.

                  "Additional Amounts Payment Date" shall have the meaning set forth in Section 2(c)(ii) hereof.

                  "Agreement" shall have the meaning set forth in the preamble.

                  "Applicable Conversion Price" shall mean, as of any date of determination, $1,000 principal amount of Notes as of such date of determination divided by the Conversion Rate (as defined below) in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.

                  "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Closing Date" shall mean the later of (i) the date on which the Firm Notes are issued and (ii) the date on which the Option Notes are issued.

                  "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

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                  "Conversion Rate" shall have the meaning assigned to such term in the Supplemental Indenture.

                  "Depositary" shall mean The Depository Trust Company, or any other depositary for the Securities (as defined below) appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

                  "Firm Closing Date" shall mean the date on which the Firm Notes are issued.

                  "Firm Notes" shall have the meaning set forth in the preamble.

                  "Holder" shall mean an Initial Purchaser, for so long as it owns any Registrable Securities (as defined below), and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities.

                  "Indemnified Holder" shall have the meaning set forth in
Section 4(a) hereof.

                  "Indemnified Person" shall have the meaning set forth in
Section 4(c) hereof.

                  "Indemnifying Person" shall have the meaning set forth in
Section 4(c) hereof.

                  "Initial Purchasers" shall have the meaning set forth in the preamble.

                  "Majority Holders" shall mean, on any date, Holders of a majority of the outstanding Shares (as defined below) constituting Registrable Securities; provided, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Company or other obligor shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount. For the purposes of this definition, Holders of Notes constituting Registrable Securities shall be deemed to be Holders of the number of Shares into which such Notes are or would be convertible as of such date.

                  "Material Event" shall have the meaning set forth in Section 3(f) hereof.

                  "Notes" shall have the meaning set forth in the preamble.

                  "Notice and Questionnaire" shall mean a written notice delivered to the Company substantially in the form attached as Appendix I to the Offering Memorandum.

                  "Notice Holder" shall mean, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

                  "Option Notes" shall have the meaning set forth in the preamble.

                  "Person" shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

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                  "Prospectus" shall mean the prospectus included in the Shelf
Registration Statement (as defined below), including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Purchase Agreement" shall have the meaning set forth in the preamble.

                  "Registrable Securities" shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities shall have been declared effective under the Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule 144 under the Act or may be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Act or (iii) such Securities shall have ceased to be outstanding.

                  "Registration Default" shall have the meaning set forth in
Section 2(c)(i) hereof.

                  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including, without limitation: (i) all Commission, stock exchange or NASD registration and filing fees, including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with blue sky qualification of any of the Registrable Securities and any filings with the NASD); (iii) all expenses of any Persons in preparing or assisting in preparing word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, any securities sales agreements and any other documents relating to the performance of and compliance with this Agreement;
(iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges; (v) all rating agency fees; (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance; (vii) the fees and expenses of the Trustee, and any escrow agent or custodian; (viii) the reasonable fees and disbursements of one firm, at any one time, of legal counsel selected by the Representative (subject to the reasonable approval of the Company) to represent the Holders of Registrable Securities, which firm shall be PW unless otherwise requested in writing by the Majority Holders; and (ix) any reasonable fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Shelf Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

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                  "Representative" shall have the meaning set forth in the
preamble.

                  "Securities" shall mean collectively the Notes and the Shares.

                  "Shares" shall mean the shares of common stock of the Company, par value $0.01 per share, into which the Notes are convertible or that have been issued upon any conversion of the Notes into common stock of the Company.

                  "Shelf Registration" shall mean a registration effected pursuant to Section 2(a) hereof.

                  "Shelf Registration Filing Date" shall have the meaning set forth in Section 2(a)(i) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(a) hereof which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Suspension Period" shall have the meaning set forth in
Section 2(a)(i) hereof.

         2.       Registration Under the Act.

                  (a) Shelf Registration.

                           (i) The Company agrees to use reasonable commercial efforts to file under the Act as promptly as practicable after the time that the Company becomes eligible to file registration statements on Form S-3 under the Act but in any event within 15 months after the Firm Closing Date (the "Shelf Registration Filing Date") a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission. If the Company is not eligible to file registration statements on Form S-3 under the Act before the Shelf Registration Filing Date, then the Company shall file a Shelf Registration Statement on whatever form is then available for the Company to use. The Company agrees to use its reasonable commercial efforts to cause the Shelf Registration Statement to become or be declared effective within 120 days after the Shelf Registration Filing Date and to keep such Shelf Registration Statement continuously effective until the earliest of (i) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement, (ii) the date on which all Registrable Securities have been sold pursuant to Rule 144 under the Act, (iii) such time as there are no longer any Registrable Securities outstanding and (iv) the second anniversary of the Closing Date (plus, in each case, the number of days in any Suspension Period); provided, however, that upon the occurrence of any event or the discovery of any facts as contemplated by Section 3(f)(iv) hereof, the Company shall not be obligated to keep the Shelf Registration Statement effective or to permit the use of any

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         Prospectus forming a part of the Shelf Registration Statement if the
         Company promptly thereafter complies with the requirements of Section 3(k) hereof; provided, further, that the failure to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities for such reason shall last no longer than 45 consecutive calendar days or no more than an aggregate of 90 calendar days during any consecutive twelve-month period (whereafter a Registration Default shall occur and Additional Amounts shall accrue as set forth in Section 2.4(A)(v) hereof); any such period during which the Company is so excused from keeping the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities is referred to herein as a "Suspension Period"; a Suspension Period shall commence on and include the date that the Company gives notice to the Holders that the Shelf Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Registrable Securities as a result of the application of the proviso of the foregoing sentence, stating the reason therefor, and shall end on the earlier to occur of the date on which each seller of Registrable Securities covered by the Shelf Registration Statement either receives the copies of the supplemented or amended Prospectus or is advised in writing by the Company that use of the Prospectus may be resumed.

                           (ii) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(a)(ii) and the last paragraph of
         Section 3 hereof. To be named a selling holder in the Shelf Registration Statement when it first becomes effective, Holders must deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to the effectiveness of the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five (5) Business Days after such date, (1) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document (including, if required, a new or amended Shelf Registration Statement) so that the Holder delivering such Notice and Questionnaire is named as a selling holder in the Shelf Registration Statement and the related Prospectus and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable, (2) provide such Holder copies of any documents filed pursuant to Section 2(a)(ii)(1) hereof and (3) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(a)(ii)(1) hereof; provided, that if such Notice and Questionnaire is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (1), (2) and (3) above upon expiration of the Suspension Period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling holder in the Shelf Registration Statement or related

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         Prospectus; provided, however, that any Holder that becomes a Notice
         Holder pursuant to the provisions of this Section 2(a)(ii) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling holder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(a)(ii).

                           (iii) The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by
         Section 3(b) hereof, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the Commission.

                  (b) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) hereof and the performance of its obligations under Section 2(a) and Section 3 hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                  (c) Interest.

                           (i) If any of the following events (any such event a "Registration Default") shall occur, then additional amounts (the "Additional Amounts") shall become payable to Holders in respect of the Securities as follows:

                           (1) if the Shelf Registration Statement is not filed with the Commission by the Shelf Registration Filing Date, then commencing on the day immediately after the Shelf Registration Filing Date, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such day immediately after the Shelf Registration Filing Date and at a rate of 0.50% per annum thereafter;

                           (2) if the Shelf Registration Statement is not declared effective by the Commission within 120 days following the Shelf Registration Filing Date, then commencing on the 121st day after the Shelf Registration Filing Date, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such 121st day after the Shelf Registration Filing Date and at a rate of 0.50% per annum thereafter;

                           (3) if the Company has failed to perform its obligations set forth in Section 2(a)(ii) hereof within the time periods required therein, then commencing on the first day after the date by which the Company was required to perform such obligations, Additional Amounts shall accrue on the principal

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                  amount of the outstanding Notes that are Registrable
                  Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

                           (4) if the Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective at any time (other than as specifically permitted in Section 2(a)(i) hereof) without being succeeded within 30 days by an amendment thereto or an additional registration statement filed and declared effective, then commencing on the day such Shelf Registration Statement ceases to be effective, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 0.50% per annum thereafter; or

                           (5) if the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 2(a)(i) hereof, then commencing on the day the aggregate duration of Suspension Periods in any period exceeds the number of days permitted in respect of such period, Additional Amounts shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

         provided, however, that the Additional Amounts on the Securities shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Amounts would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.50% per annum under the other, then the Additional Amounts rate shall be the higher rate of 0.50% per annum; provided, further, however, that (1) upon the filing of the Shelf Registration Statement (in the case of Section 2(c)(i)(1) hereof), (2) upon the effectiveness of the Shelf Registration Statement (in the case of Section 2(c)(i)(2) hereof), (3) upon the Company's performing its obligations set forth in
         Section 2(a)(ii) hereof (in the case of Section 2(c)(i)(3) hereof), (4) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of Section 2(c)(i)(4) hereof) or (5) upon the termination of the Suspension Period that caused the limit on the aggregate duration of Suspension Periods in a period set forth in Section 2(a)(i) hereof to be exceeded (in the case of Section 2(c)(i)(5) hereof), Additional Amounts on the Securities as a result of such Section, as the case may be, shall cease to accrue.

                           (ii) Additional Amounts on the Securities, if any, will be payable in cash on January 15 and July 15 of each year (the "Additional Amounts Payment Date") to holders of record of outstanding Registrable Securities on each preceding January 1 and

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         July 1, respectively. The date of determination of the Applicable
         Conversion Price of any outstanding Shares that are Registrable Securities shall be the Business Day immediately preceding the Additional Amounts Payment Date; provided, that in the case of an event of the type described in Section 2(c)(i)(3) hereof, such Additional Amounts shall be paid only to the Holders that have delivered Notice and Questionnaires that caused the Company to incur the obligations set forth in Section 2(a)(ii) hereof, the non-performance of which is the basis of such Registration Default; provided, further, that any Additional Amounts accrued with respect to any Notes or portion thereof called for redemption on a redemption date or purchased on a purchase date or converted into Shares on a conversion date prior to the Registration Default shall, in any such event, be paid instead to the Holder who submitted such Notes or portion thereof for redemption, purchase or conversion on the applicable redemption date, purchase date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion), and shall continue to accrue on the Shares issuable upon conversion of any Notes to the extent any Registration Default has not yet been cured. Following the cure of all Registration Defaults requiring the payment of Additional Amounts by the Company to the Holders of Registrable Securities pursuant to Section 2(c)(i) hereof, the accrual of Additional Amounts will cease without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Amounts by the Company.

         The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Amounts. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which Additional Amounts are expressly provided shall be as set forth in this Section 2(c) in addition to any remedies available to the Holders of the Securities under the Indenture. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         3. Registration Procedures. In connection with the obligations of the Company with respect to Shelf Registration Statements pursuant to Section 2(a) hereof, the Company shall:

                  (a) use reasonable commercial efforts to prepare and file with the Commission a Shelf Registration Statement, within the relevant time period specified in Section 2 hereof, on the appropriate form under the Act, which form shall (i) be selected by the Company, (ii) be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith or incorporated by reference therein, and use its reasonable commercial efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) use reasonable commercial efforts to cause (i) any Shelf Registration Statement and any amendment thereto, when it becomes effective, not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) subject to Section 2(a)(iii)

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hereof, any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), not to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (c) use reasonable commercial efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep such Shelf Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Act and comply with the provisions of the Act, the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution reasonably requested by the selling Holders thereof;

                  (d) (i) notify each Holder of Registrable Securities, at least fifteen (15) calendar days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the methods reasonably requested by the Majority Holders participating in the Shelf Registration and as set forth in the Notices and Questionnaires, (ii) furnish to each Notice Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as such Notice Holder or underwriter may reasonably request, including financial statements and schedules and, if the Notice Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Registrable Securities and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Notice Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto, save and except during any Suspension Period;

                  (e) use its reasonable commercial efforts to register or qualify the Registrable Securities under such state securities or blue sky laws of such jurisdictions as any Notice Holder of Registrable Securities covered by a Shelf Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing (which request shall be included in the Notice and Questionnaire) by the time such Shelf Registration Statement is declared effective by the Commission, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Notice Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Notice Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e) or (ii) take any action which would require it to file general consent to service of process or taxation or file annual reports or comply with any other requirement deemed by the Company in its reasonable judgment to be unduly burdensome;

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

                  (f) notify promptly each Notice Holder of Registrable Securities under a Shelf Registration and, if requested by such Notice Holder, confirm such advice in writing promptly (i) when such Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the Commission or any state securities authority for post-effective amendments and supplements to such Shelf Registration Statement and Prospectus or for additional information after such Shelf Registration Statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) of the happening of any event (but not the nature of the details concerning the same) or the discovery of any facts during the period the Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading (a "Material Event"); provided, however, that no notice by the Company shall be required pursuant to this clause
(iv) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate other than post-effective amendments prepared and filed in accordance with Section 2(a)(ii) hereof;

                  (g) furnish counsel for the Holders of Registrable Securities copies of any comment letters received from the Commission or any other request by the Commission or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information;

                  (h) use its reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as practicable and provide prompt notice to legal counsel for the Holders of the withdrawal of any such order;

                  (i) furnish to each Notice Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference or all exhibits thereto, unless requested);

                  (j) use its reasonable commercial efforts to cooperate with the selling Notice Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold to the extent not held with the Depositary through Cede & Co., to remove any restrictive legends, and to enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Notice Holders or the underwriters, if any, may reasonably request at least three (3) Business Days prior to the closing of any sale of Registrable Securities;

                  (k) upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(f)(ii), Section 3(f)(iii), Section 3(f)(iv), Section 3(f)(v) and Section 3(f)(vi) hereof and subject to the provisions of the first paragraph immediately following Section 3(t) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable commercial efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Notice Holder of such determination and to furnish each Notice Holder such number of copies of the Prospectus, as amended or supplemented, as such Notice Holder may reasonably request;

                  (l) obtain a CUSIP number for all Registrable Securities covered by the Shelf Registration Statement not later than the effective date of such Shelf Registration Statement, and provide the Trustee for the Notes and the transfer agent for the Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with the Depositary;

                  (m) unless the Indenture, as its relates to the Registrable Securities, has already been so qualified, use its reasonable commercial efforts to (i) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act and (iii) execute, and use its reasonable commercial efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner;

                  (n) enter into such customary agreements (including an underwriting or similar agreement) and make such representations and warranties and take all such other actions in connection therewith (including, without limitation, furnishing customary comfort letters and legal opinions pursuant to the terms of such agreement) in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Registrable Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement;

                  (o) upon reasonable notice, for a reasonable period prior to the filing of the Shelf Registration Statement and until the time at which there are no Registrable Securities, make available at reasonable times at the Company's principal place of business or such other reasonable place for inspection by a representative appointed by the Notice Holders in connection with an underwritten offering (or any underwriter, placement agent or counsel acting on their behalf), who shall certify to the Company that they have a current intention to sell their Registrable Securities pursuant to the Shelf Registration Statement, such financial and other information and books and records of the Company, and cause the officers, directors, employees and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the counsel to such Notice Holders, to conduct a reasonable "due diligence" investigation; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such persons or (iv) such information becomes available to such persons from a source other than the Company and its subsidiaries and such source is not known by such persons to be bound by a confidentiality agreement; provided, further, that the foregoing inspection and information gathering shall be coordinated by (x) the managing underwriter in connection with any underwritten offering pursuant to a Shelf Registration and (y) the Holder or Holders designated by the participating Majority Holders in connection with any non-underwritten offering pursuant to a Shelf Registration, together with one counsel designated by and on behalf of such persons;

                  (p) if reasonably requested by the Initial Purchasers or any Notice Holder, promptly incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Initial Purchasers or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 3(p) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

                  (q) use its reasonable commercial efforts to (i) confirm that the ratings of the Notes will apply to the Notes covered by the Shelf Registration Statement or (ii) if the Notes were not previously rated, cause the Notes covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Majority Holders of Securities covered by such Shelf Registration Statement, or by the managing underwriters, if any;

                  (r) otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

                  (s) use its reasonable commercial efforts to cause the Shares to remain listed on the New York Stock Exchange; and

                  (t) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

         Each Holder agrees that upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(f)(ii), Section 3(f)(iii), Section 3(f)(iv), Section 3(f)(v) or Section 3(f)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement or Prospectus until the receipt by such Holder of either copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice, or notice in writing from the Company that such Holder may resume disposition of Registrable Securities pursuant to such Shelf Registration Statement or Prospectus. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(f)(ii), Section 3(f)(iii), Section 3(f)(iv), Section 3(f)(v) or Section 3(f)(vi) hereof, the Company shall be deemed to have used its reasonable commercial efforts to keep such Shelf Registration Statement effective during such Suspension Period; provided, that the Company shall use its reasonable commercial efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to such Shelf Registration Statement. The Company shall extend the period during which such Shelf Registration Statement shall be maintained effective or the Prospectus shall be used pursuant to this Agreement by the number of days during the period from and including the date of the giving of the notice described above to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or notification that they may resume such disposition under an existing Prospectus.

         If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         The Company may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Act. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Each Holder agrees, by acquisition of the Registrable Securities, that such Holder shall not be entitled to sell any of such Registrable Securities pursuant to the Shelf Registration Statement or to receive a Prospectus related thereto, unless such Holder has furnished the Company with a Notice and Questionnaire. Each Notice Holder agrees to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to the Commission's comments. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering or causing to be delivered a Prospectus to the purchaser thereof and, following the time at which there are no Registrable Securities, to notify the Company, within 10 business days of a request by the Company of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

         4.       Indemnification; Contribution.

         (a) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise ("Indemnified Holder"), and to reimburse the Holders and such controlling Person or Persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 4(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, or, if any Shelf Registration Statement shall be amended or supplemented, in the Shelf Registration Statement as so amended or supplemented, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in the Shelf Registration Statement or in the Shelf Registration Statement as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by any Holder expressly for use therein.

         The Company's indemnity agreement contained in this Section 4(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Person, and the indemnity agreement contained in this Section 4 shall survive any termination of this Agreement. The liabilities of the Company in this Section 4 are in addition to any other liabilities of the Company under this Agreement or otherwise.

         (b) Each Holder agrees, severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 4(a) hereof, but only with respect to alleged untrue statements or omissions made in the Shelf Registration Statement or in the Shelf Registration Statement, as amended or supplemented (if applicable), in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein.

         The indemnity agreement on the part of each Holder contained in this
Section 4(b) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other Person, and the indemnity agreement contained in this Section 4(b) shall survive any termination of this Agreement.

         (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under Section 4(a) or 4(b) hereof, such Person (the "Indemnified Person") shall notify the Person against whom such indemnity may be sought (the "Indemnifying Person") promptly after any assertion of such claim threatening to institute an action, suit or proceeding or, if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under Section 4(a) or 4(b) hereof if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by a majority in principal amount of the Holders in the case of parties indemnified pursuant to
Section 4(b) hereof and by the Company in the case of parties indemnified pursuant to Section 4(a) hereof. Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the

Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person, and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Person shall repay to the Indemnifying Parties such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

         In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Holders and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

                           (1) in case separate counsel is proposed to be retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

                           (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including, without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                           (3) the Company and the Holders shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

         The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment against the Indemnified Person, the Indemnifying Person agrees, subject to the provisions of this Section 4, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all

Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

         (d) If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an Indemnified Person under this
Section 4 in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under this Section 4 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the sale of the Registrable Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such actions, suits or proceedings (including governmental proceedings) or claims, provided that the provisions of this
Section 4 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount greater than the excess of the amount by which the total received by such Holder with respect to the sale of its Registrable Securities pursuant to a Shelf Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Registrable Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 4 to contribute are several in proportion to their respective obligations and not joint.

         The agreement with respect to contribution contained in this Section 4 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Holder, and shall survive any termination of this Agreement.

         5.       Miscellaneous.

                  (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will, upon the request of any Holder of Registrable Securities, (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Act and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Act within the limitation of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, (B) Rule 144A under the Act, as such Rule may be amended from time to time or (C) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  (b) No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders of the Registrable Securities affected by such amendment, modification, supplement, waiver or departure. Without the consent of the Holder of each Security, however, no modification may change the provisions relating to the payment of Additional Amounts.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier or any courier guaranteeing overnight delivery: (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5(d), which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5(d).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two (2) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in the Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

                  (f) Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                  (g) Specific Performance. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under
Section 2 hereof.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (i) Headings. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (l) Entire Agreement. This Agreement and other writings referred to herein (including the Indenture and the Purchase Agreement) represent the entire agreement among the parties hereto with respect to the subject matter hereof and supercedes and replaces any and all prior agreements and understandings, whether oral or written, with respect thereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           CMS ENERGY CORPORATION

                                           By:/s/ Thomas J. Webb
                                              -------------------------------
                                              Name: Thomas J. Webb
                                              Title: Executive Vice President
                                                     and Chief Financial Officer
CONFIRMED AND ACCEPTED
AS OF THE DATE FIRST ABOVE WRITTEN:

CITIGROUP GLOBAL MARKETS INC.,
for itself and as Representative
of the Initial Purchasers

By:/s/ Jane Sadowsky
   --------------------------------
   Name: Jane Sadowsky
   Title: Managing Director